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                                     EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of ArvinMeritor, Inc. Savings Plan on Form S-8 (registration number 333-53396) of our report dated March 26, 2001, appearing in this Annual Report on Form 11-K of the Meritor Automotive, Inc. Savings Plan for the year ended September 30, 2000.



DELOITTE & TOUCHE LLP
Detroit, Michigan

March 28, 2001



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